Exhibit 5.1

Michael E. Tenta

+1 650 843 5636

mtenta@cooley.com

April 4, 2019

NGM Biopharmaceuticals, Inc.

333 Oyster Point Boulevard

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to NGM Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to (a) 7,105,389 shares of common stock, par value $0.001 per share, (the “2008 EIP Shares”) issuable pursuant to the Company’s 2008 Equity Incentive Plan, as amended, (the “2008 EIP”) (b) 17,874,624 shares of common stock, par value $0.001 per share (the “Restated 2018 EIP Shares”) issuable pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Restated 2018 EIP”) and (c) 1,000,000 shares of common stock (together with the 2008 EIP Shares and the Restated 2018 EIP Shares, the “Shares”) issuable pursuant to the Company’s 2019 Employee Stock Purchase Plan (together with the Company’s 2008 EIP and Restated 2018 EIP, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000    f: (650) 849-7400    cooley.com

NGM Biopharmaceuticals, Inc.

April 4, 2019

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000    f: (650) 849-7400    cooley.com